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                                                                    Exhibit 23.2



                             CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Piper Jaffray Companies Inc. 1993 Omnibus Stock Plan of U.S. Bancorp to be filed on or around May 1, 1998 of our report dated January 15, 1998, with respect to the consolidated financial statements of U.S. Bancorp included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


/s/ Ernst & Young, LLP

Minneapolis, Minnesota
April 29, 1998